                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              BLAIR CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              BLAIR CORPORATION
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                               BLAIR CORPORATION

                              Warren, Pennsylvania

                            ------------------------

                NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS OF
                               BLAIR CORPORATION

                     to be held on Tuesday, April 21, 1998
                            ------------------------

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Blair Corporation (the "Company"), a Delaware corporation, will be held in the Knights of Columbus Building, 219 Second Avenue, Warren, Pennsylvania, on Tuesday, April 21, 1998 at 11:00 a.m., for the following purposes:

     1. To elect thirteen directors to serve for a term of one year and until their successors are elected and qualified.

     2. To approve, adopt and ratify the Company's Stock Accumulation and Deferred Compensation Plan for non-employee directors of the Company.

     3. To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the year 1998.

     4. To transact such other business as may lawfully come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 27, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, or any postponements or adjournments thereof.

     To assure that your shares are represented at the meeting, please date, sign and return the enclosed proxy. A postage-paid, self addressed envelope is enclosed for your convenience in returning the proxy. If you decide to attend the meeting, you may revoke the proxy at any time before it is voted.

                                                          DAVID A. BLAIR
                                                                       Secretary
Dated: March 20, 1998
       Warren, Pennsylvania

                               BLAIR CORPORATION

                              Warren, Pennsylvania

                                                                  March 20, 1998

                                PROXY STATEMENT

     This Proxy Statement solicits proxies on behalf of the Board of Directors of Blair Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company, to be held on Tuesday, April 21, 1998 at the Knights of Columbus Building, 219 Second Avenue, Warren, Pennsylvania. The Company's principal executive offices are located at 220 Hickory Street, Warren, Pennsylvania 16366.

     Under Delaware law, any person giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The shares represented by proxies received by the Company's Board of Directors will be voted at the meeting, or at any adjournment thereof, in accordance with the specifications made therein. If no specification is made on a proxy card, it will be voted FOR the matters specified on the proxy card. All proxies not voted will not be counted toward establishing a quorum. Stockholders should note that while broker non-votes and votes for ABSTAIN will count toward establishing a quorum, passage of any proposal considered at the Annual Meeting will occur only if a sufficient number of votes are cast FOR the proposal. Accordingly, votes to ABSTAIN and votes AGAINST will have the same effect in determining whether the proposal is approved.

     As of February 27, 1998, there were 8,987,343 shares of the Company's Common Stock outstanding, which amount represents the figure reported as outstanding by the Company's transfer agent as of the record date (9,007,366 shares) reduced by 20,023 shares repurchased by the Company prior to the record date but not reflected on the books of the transfer agent. Such shares are considered to be Treasury Stock as of February 27, 1998, and therefore, cannot be voted. Only stockholders of record at the close of business on February 27, 1998 will be entitled to notice of and to vote at the meeting and any adjournments thereof, with each share being entitled to one vote. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of the Company's Common Stock outstanding on February 27, 1998 is necessary to constitute a quorum.

     A copy of the 1997 Annual Report of the Company, including financial statements and a description of its operations for 1997, accompanies this Proxy Statement, but is not incorporated in this Proxy Statement by this reference. This Proxy Statement, Notice of Meeting and the enclosed proxy card are first being mailed to stockholders on or about March 20, 1998.

                             ELECTION OF DIRECTORS

     One of the purposes of the meeting is to elect thirteen directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The persons named in the proxy intend to vote the proxy for the election as directors of the nominees named below. If, however, any nominee is unwilling or unable to serve as a director, which is not now expected, the persons named in the proxy reserve the right to vote for such other person as may be nominated by the Board of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

     The table below sets forth the name of each nominee for election as a director and the nominee's age, position with the Company, business experience and principal occupation during the past five years, and family relationships with other directors. All of the nominees were elected as directors at the Company's 1997 Annual Meeting of Stockholders.

                                                                                          BUSINESS
                                             POSITION WITH          DIRECTOR           EXPERIENCE DURING
             NAME               AGE             COMPANY              SINCE             PAST FIVE YEARS
             ----               ---             -------              -----             ---------------
David A. Blair(1).............. 47        Secretary and Order         1988     Secretary for the past five
                                       Handling Service Director               years; Order Handling Service Director,
                                                                               June 1, 1993--present; Customer
                                                                               Relations Manager, June 1,
                                                                               1982--May 31, 1993.

Robert W. Blair(1)............. 67              Director              1962     Director, 1962--present;
                                                                               Executive Vice President,
                                                                               January 1, 1990--December 31, 1990;
                                                                               Secretary, July 16,
                                                                               1963--December 31, 1990; member
                                                                               of Executive Committee, April 16,
                                                                               1968--December 31, 1990.

Steven M. Blair(2)............. 54           Vice President           1986     Vice President (Order Handling)
                                            (Order Handling)                   for the past five years.

Robert D. Crowley.............. 48     Vice President (Menswear)      1994     Vice President (Menswear) for the
                                                                               past five years.

John O. Hanna.................. 66              Director              1992     Director, President and Chief
                                                                               Executive Officer, Northwest
                                                                               Savings Bank, Warren, PA,
                                                                               January, 1977--present; Director,
                                                                               President and Chief Executive
                                                                               Officer of Northwest Bancorp,
                                                                               Inc., Warren, PA, February,
                                                                               1998--present; Director,
                                                                               Jamestown Savings Bank,
                                                                               Jamestown, NY, November,
                                                                               1995--present.

Gerald A. Huber................ 69              Director              1992     Director and Secretary, Warren
                                                                               Foundation, February 1,
                                                                               1987--present; Senior Vice
                                                                               President and Manager, Warren
                                                                               Area Trust Department, Marine
                                                                               Bank, Erie, PA, July 1,
                                                                               1982--June 30, 1992.

Craig N. Johnson............... 56              Director              1997     Managing Director and Partner,
                                                                               Glenthorne Capital, Inc.,
                                                                               Philadelphia, PA, February 1,
                                                                               1994--present; Chief Operating
                                                                               Officer and President, Maritrans,
                                                                               Inc., Philadelphia, PA, February,
                                                                               1990--December, 1993.

                                                                                             BUSINESS
                                             POSITION WITH          DIRECTOR             EXPERIENCE DURING
             NAME               AGE             COMPANY               SINCE               PAST FIVE YEARS
             ----               ---             -------               -----               ---------------
Murray K. McComas.............. 61     President, Chairman of the     1977     President, Chairman of the Board
                                          Board and member of                  and member of Executive Committee
                                          Executive Committee                  for the past five years.

Thomas P. McKeever............. 49     Vice President (Corporate      1994     Vice President (Corporate Affairs
                                           Affairs and Human                   and Human Resources), January 1,
                                        Resources) and member of               1997--present; member of
                                          Executive Committee                  Executive Committee, October 16,
                                                                               1996--present; Vice President
                                                                               (Employee and Public Relations),
                                                                               July, 1989--December, 1996;
                                                                               Director, Blair Holdings, Inc.,
                                                                               September, 1996--present.

Michael J. Samargya............ 64           Vice President           1973     Vice President (Information
                                         (Information Services)                Services) for the past five
                                                                               years.

Kent R. Sivillo................ 51         Vice President and         1996     Vice President and Treasurer,
                                               Treasurer                       January 1, 1997--present;
                                                                               Assistant Treasurer and Assistant
                                                                               Vice President, April 17,
                                                                               1990--December 31, 1996;
                                                                               Director, Blair Holdings, Inc.,
                                                                               September, 1993--present;
                                                                               President, Blair Holdings, Inc.,
                                                                               September, 1996--present; Vice
                                                                               President and Treasurer, Blair
                                                                               Holdings, Inc., September,
                                                                               1993--September, 1996.

Blair T. Smoulder.............. 55      Executive Vice President      1986     Executive Vice President and
                                        and member of Executive                member of Executive Committee for
                                               Committee                       the past five years.

John E. Zawacki................ 49           Vice President           1988     Vice President (Womenswear) for
                                        (Womenswear) and member                the past five years; member of
                                         of Executive Committee                Executive Committee, October 16,
                                                                               1996--present.

---------

(1) Mr. David A. Blair is the nephew of Mr. Robert W. Blair.

(2) Mr. Steven M. Blair is not related to either Mr. Robert W. Blair or Mr. David A. Blair.

     The table below sets forth the name of each executive officer of the Company not listed above, his name, age, position with the Company, present principal occupation and business experience during the past five years.

                                                                    EXECUTIVE               BUSINESS
                                             POSITION WITH           OFFICER            EXPERIENCE DURING
             NAME               AGE             COMPANY               SINCE              PAST FIVE YEARS
             ----               ---             -------               -----              ---------------
Timothy J. Baker............... 51           Vice President           1990     Vice President (Planning) for the
                                               (Planning)                      past five years.

Patrick J. Kennedy............. 48           Vice President           1996     Vice President (Home Products),
                                            (Home Products)                    November 4, 1996--present; Senior
                                                                               Vice President Marketing, Geo. W.
                                                                               Park Seed Co. Inc., Greenwood,
                                                                               SC, March, 1995-- August, 1996;
                                                                               Senior Vice President
                                                                               Merchandising, Gander Mountain,
                                                                               Inc., Wilmot, WI, December,
                                                                               1991--February, 1995.

John A. Lasher................. 46           Vice President           1987     Vice President (Advertising) for
                                             (Advertising)                     the past five years; Director,
                                                                               Blair Holdings, Inc., September,
                                                                               1993--present.

Randall A. Scalise............. 43           Vice President           1993     Vice President (Merchandise
                                         (Merchandise Handling)                Handling), January 20,
                                                                               1993--present; Assistant Vice
                                                                               President (Merchandise Handling),
                                                                               April, 1991--January, 1993.

James H. Smith................. 51     Vice President (Corporate      1995     Vice President (Corporate
                                      Development and Facilities)              Development and Facilities),
                                                                               April, 1997--present; Vice
                                                                               President (Building and
                                                                               Property), January 18,
                                                                               1995--April, 1997; Assistant Vice
                                                                               President (Building and
                                                                               Property), April 17,
                                                                               1990--January 17, 1995.

William A. Tucker.............. 44      Vice President (Mailing)      1989     Vice President (Mailing) for the
                                                                               past five years.

Lawrence R. Vicini............. 49           Vice President           1992     Vice President (International
                                         (International Trade)                 Trade) for the past five years.

PRINCIPAL HOLDERS OF COMMON STOCK*

     (a) Security Ownership of Certain Beneficial Owners. Unless otherwise indicated, the table below sets forth information as of February 27, 1998 with respect to each person and institution known to the

Company's management to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock.

           NAME AND ADDRESS         AMOUNT AND NATURE OF                PERCENT
         OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP                OF CLASS
         -------------------        --------------------                --------
    John L. Blair
    108 East Street
    Warren, PA 16365..............        1,225,001(1)                    13.63%

    PNC Bank Corporation
    5th Ave. & Wood Street
    Pittsburgh, PA 15222..........        1,041,605(2)                    11.59%

    Dimensional Fund Advisors Inc.
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401........          608,500(3)                     6.77%

    FMR Corp.
    82 Devonshire Street
    Boston, MA 02109..............          662,700(4)                     7.37%

---------

 * For purposes of calculating the percent of class ownership, the figure used for the amount of outstanding Common Stock is 8,987,343, which amount represents the figure reported as outstanding by the transfer agent as of the record date (9,007,366 shares) reduced by 20,023 shares repurchased by the Company prior to the record date but not reflected on the books of the transfer agent.

(1) Such amount includes (i)153,309 shares of Common Stock held in a trust of which Mr. John L. Blair is a co-trustee with a commercial bank; and (ii) 58,646 shares of Common Stock held in two trusts, each of 29,323 shares, of which Mr. John L. Blair is a co-trustee with a commercial bank, for the benefit of each of Mr. Blair's children. Such amount does not include 110,252 shares of Common Stock, owned of record by Mr. John L. Blair's wife, as to which Mr. John L. Blair disclaims beneficial ownership.

(2) All of these shares are held by PNC Bank, N.A., in a safekeeping agency account with the Depository Trust Company. PNC Bank, N.A. currently serves as the trustee, administrator or registered owner of 75 separate trust, custodial and estate accounts which are the record or beneficial owners of the Company's Common Stock, none of which is individually the record or beneficial owner of five percent or more of the Company's outstanding Common Stock. PNC Bank, N.A. disclaims beneficial ownership of these shares. This information was provided to the Company by PNC Bank in a letter dated March 5, 1998.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 608,500 shares of the Company's Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

Sole Voting Power                   =  420,000  shares**
Shared Voting Power                 =        0
Sole Dispositive Power              =  608,500
Shared Dispositive Power            =        0

    ** Persons who are officers of Dimensional Fund Advisors Inc. also serve as officers of DFA Investment Dimensions Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacity as officers of the Fund and the Trust, these persons vote 55,800 additional shares which are owned by the Fund and 132,700 shares which are owned by the Trust (both included in Sole Dispositive Power above).

    This information was provided to the Company by Dimensional Fund Advisors Inc. in a transmittal dated March 11, 1998.

(4) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 662,700 shares or 7.37% of the Common Stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. One of these investment companies, Fidelity Low-Priced Stock Fund (the "Fund"), owns 662,700 shares or 7.37% of the Common Stock outstanding of the Company. The Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

    Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity, each has sole power to dispose of the 662,700 shares owned by the Fund. Neither FMR Corp. nor Edward C. Johnson 3d has the power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees.

    Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson, Director of FMR Corp, owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

    This information was provided to the U.S. Securities and Exchange Commission in a Schedule 13G filed on February 14, 1998 by FMR Corp. and in a letter to the Company dated March 3, 1998.

    (b) Security Ownership of Management. The following table sets forth, as of February 27, 1998, certain information with respect to the Company's Common Stock owned beneficially by each director and nominee for election as a director, which includes all of the executive officers named below under "Executive Compensation," and by all directors and executive officers of the Company as a group.

                                                NUMBER OF SHARES
    NAME OF                                      AND NATURE OF          PERCENT
    BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP      OF CLASS
    ----------------                          --------------------      --------
    David A. Blair..........................          49,328(2)(3)        0.55%
    Robert W. Blair.........................         286,557(3)           3.19%
    Steven M. Blair.........................          23,995(3)           0.27%
    Robert D. Crowley.......................          17,248(3)           0.19%
    John O. Hanna...........................           5,200(3)           0.06%
    Gerald A. Huber.........................           2,410(3)           0.03%
    Craig N. Johnson........................             500                 0%
    Murray K. McComas.......................          50,755(3)           0.56%
    Thomas P. McKeever......................          11,050              0.12%
    Michael J. Samargya.....................          23,150              0.26%
    Kent R. Sivillo.........................          11,150              0.12%
    Blair T. Smoulder.......................          23,050(3)           0.26%
    John E. Zawacki.........................          17,979(3)           0.20%
    All directors and executive officers as
      a group (includes 20 persons).........         589,587(2)(3)(4)     6.56%

---------

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Such share totals include, with respect to Mr. David A. Blair, 39,500 shares held in a revocable trust established by Mr. David A. Blair and administered by a commercial bank.

(3) The share totals include the following shares of stock held by a bank as trustee for the benefit of the indicated nominees, as to which the indicated nominees have no voting or investment power, beneficial interest in which shares is disclaimed by such nominees: Mr. Robert W. Blair (46,667 shares) and Mr. David A. Blair (2,833 shares). The share totals in the table include the following shares of Common Stock held by and for the benefit of members of the immediate families of certain nominees, as to which the indicated nominees have no voting or investment power, beneficial interest in which is disclaimed by such nominees: Mr. David A. Blair (2,995 shares), Mr. Robert W. Blair (7,160 shares), Mr. Steven M. Blair (7,500 shares), Mr. Robert D. Crowley (9,998 shares), Mr. John O. Hanna (1,200 shares), Mr. Gerald A. Huber (10 shares), Mr. Murray K. McComas (980 shares), Mr. Blair
    T. Smoulder (8,900 shares) and Mr. John E. Zawacki (11,629 shares). In addition, the share totals include 1,565 shares of Common Stock which are held by or for the benefit of members of the immediate families of executive officers of the Company not identified individually in this chart, as to which such executive officers have no voting or investment power, beneficial interest in which is disclaimed by such executive officers.

(4) Such share totals include an aggregate of 7,100 shares of Common Stock jointly owned by the directors and executive officers with their spouses.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded to, earned by, or paid to the Company's chief executive officer, Mr. Murray K. McComas, and its four most highly compensated executive officers other than Mr. McComas for all services rendered to the Company during 1997 and for each of the previous two years:

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION
                                               ---------------------------------------
     NAME AND                                                           OTHER ANNUAL         ALL OTHER
PRINCIPAL POSITION                      YEAR   SALARY(1)   BONUS(2)    COMPENSATION(3)    COMPENSATION(4)
------------------                      ----   ---------   --------    ---------------    ---------------
Murray K. McComas.....................  1997   $518,622    $     0        $ 46,011            $47,763
President and                           1996    517,840          0           9,823             57,321
Chairman of the Board                   1995    507,316     15,220         166,744             68,781

John Lasher...........................  1997    271,284          0          14,397             29,442
Vice President                          1996    270,874          0           6,185             30,592
(Advertising)                           1995    265,358      7,823          52,551             28,026

Michael J. Samargya...................  1997    329,056          0           2,077             52,403
Vice President                          1996    328,560          0           3,450             42,750
(Information Services)                  1995    321,884      9,657          55,867             48,603

Blair T. Smoulder.....................  1997    380,354          0          22,745             49,825
Executive Vice                          1996    379,780          0           5,036             54,331
President                               1995    372,056     11,162          81,392             48,606

John E. Zawacki.......................  1997    279,734          0          21,744             24,492
Vice President                          1996    279,312          0           6,439             28,754
(Womenswear)                            1995    273,632      8,209          51,228             34,627

(1) There were no directors' fees paid to the named executive officers during the years 1995, 1996 and 1997.

(2) For fiscal years 1995, 1996 and 1997, the Company's executive officers earned bonuses in accordance with the bonus schedule approved by the Executive Officer Compensation Committee on December 16, 1993 as set forth herein in the "Report of the Executive Officer Compensation Committee". The applicable bonus percentage was 3% of 1995 salary income earned, 0% of 1996 salary income earned and 0% of 1997 salary income earned. The 1995 bonuses were paid by the Company in February, 1996, and no bonuses were paid by the Company in 1997 with respect to 1996 or in 1998 with respect to 1997.

(3) This aggregate figure includes the dollar value of the difference between the price paid by the named executive officer for stock and the fair market value of the stock purchased on the date of purchase pursuant to the Company's Employee Stock Purchase Plan, and the sum of amounts reimbursed for payment of taxes on restricted stock awards and interest imputed on the deferred payment for restricted stock not yet fully paid for with respect to the named executive officer.

    Aggregate restricted stock award holdings at the end of the Company's last fiscal year for each of the named executive officers were:

                                                          NUMBER OF SHARES    DOLLAR VALUE
                                                          ----------------    -------------
                                                                              (ON 12/31/97)
            Murray K. McComas...........................       16,350           $192,398
            John A. Lasher..............................        5,750             67,385
            Michael J. Samargya.........................        4,750             50,435
            Blair T. Smoulder...........................        8,550            100,136
            John E. Zawacki.............................        6,250             75,860

     Restricted stock awards are made under the Company's Employee Stock Purchase Plan. The purchase price for shares purchased under the Plan is paid over time out of cash dividends, when and if declared and paid by the Company. No cash is received by the Company at the time the shares are purchased, although the participant receives the rights to receive dividends and vote the shares at that time. Shares are subject to repurchase by the Company, if the participant's employment with the Company terminates for reasons other than death, retirement or disability, upon payment to the participant of an amount equal to the dividends paid with respect to the shares and the amount (if any) prepaid by the participant for the shares. There is no vesting schedule, and vesting occurs when stock received under said Plan is fully paid, which will vary with the Company's dividend policy from year to year. Dividends will be paid on all shares of restricted stock received pursuant to this Plan as and when dividends are declared by the Company with respect to all of its outstanding Common Stock.

(4) Includes the Company's contributions made for the benefit and on behalf of the named executive officer under the following:

     A. Life Insurance--The dollar value of premiums for term life insurance (having a face value in excess of $50,000) paid by the Company for the benefit of each of the named executive officers is:

                                                               1995       1996       1997
                                                               ----       ----       ----
            Murray K. McComas...............................  $ 3,757    $ 3,757    $ 3,757
            John A. Lasher..................................      439        771        773
            Michael J. Samargya.............................    3,822      3,923      3,931
            Blair T. Smoulder...............................    1,855      1,902      2,621
            John E. Zawacki.................................      780        799        800

     B. The Dollar Value of All Unused Personal and Vacation Days Paid by the Company to Each of the Named Executive Officers is:

                                                               1995       1996       1997
                                                               ----       ----       ----
            Murray K. McComas...............................        0          0          0
            John A. Lasher..................................        0    $ 4,092    $ 5,217
            Michael J. Samargya.............................  $ 6,023      6,204     18,984
            Blair T. Smoulder...............................        0     14,629     14,629
            John E. Zawacki.................................        0          0          0

     C. The Company's Profit Sharing and Savings Plan--The Company's Profit Sharing and Savings Plan has two components, a savings component and a profit sharing component. Under the savings component, which is available to all full-time employees of the Company with one year of service, the Company matches employees' contributions to the Plan of 1% to 5% of their salary. The Company's contributions, and the earnings thereon, are subject to divestiture in accordance with a vesting schedule under which 20% vests after three years of service to the

       Company, with an additional 20% vesting after each year thereafter until full vesting is achieved after seven years of service. Amounts allocated to the named executive officers are:

                                                               1995       1996       1997
                                                               ----       ----       ----
            Murray K. McComas...............................  $ 9,384    $11,160    $11,295
            John A. Lasher..................................    4,772     10,919     12,029
            Michael J. Samargya.............................    9,366     10,949     13,314
            Blair T. Smoulder...............................    9,369     10,700     11,954
            John E. Zawacki.................................    9,381     11,212     11,232

       Under the profit sharing component of the Company's Profit Sharing and Savings Plan, which covers all employees of the Company, the Company contributes 10% of its "adjusted net income," as defined in the Plan, to the Plan's trust fund. Amounts contributed by the Company to the trust fund are allocated among participating employees based on salary and years of service to the Company, but allocations to the executive officers listed in this table are limited to $30,000 (adjusted to take into account cost-of-living adjustments provided for under Section 415(d) of the Internal Revenue Code since 1986). The amounts allocated are invested in accordance with the instructions of the individual Plan participants in investments approved by the Plan trustees. Amounts allocated to the named executive officers are:

                                                               1995       1996       1997
                                                               ----       ----       ----
            Murray K. McComas...............................  $ 9,401    $ 5,419    $ 5,478
            John A. Lasher..................................    9,315      5,369      5,431
            Michael J. Samargya.............................    9,389      5,412      5,471
            Blair T. Smoulder...............................    9,370      5,401      5,461
            John E. Zawacki.................................    9,340      5,383      5,444

    D. Benefit Restoration Plans--The following amounts were paid as reimbursement under the Company's benefit restoration plans to compensate the named executive officers for benefits not otherwise paid under the Company's Profit Sharing and Savings Plan due to limitations imposed by tax law:

                                                               1995       1996       1997
                                                               ----       ----       ----
            Murray K. McComas...............................  $46,239    $36,986    $27,233
            John A. Lasher..................................   13,499      9,442      5,992
            Michael J. Samargya.............................   20,003     16,263     10,703
            Blair T. Smoulder...............................   28,011     21,658     15,159
            John E. Zawacki.................................   15,126     11,360      7,015

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Executive Committee of the Board of Directors, consisting of Murray K. McComas, Thomas P. McKeever, Blair T. Smoulder, and John
E. Zawacki, a standing Audit Committee of the Board of Directors, consisting of David A. Blair, John O. Hanna, and Gerald A. Huber, and a standing Nominating Committee, consisting of Robert W. Blair, John O. Hanna, Craig N. Johnson, and Murray K. McComas. The Executive Officer Compensation Committee, currently consisting of Robert W. Blair, John O. Hanna, Gerald A. Huber, and Craig N. Johnson, recommends policies for and levels of executive officer compensation other than awards under the Company's Employee Stock Purchase Plan. The Executive Payroll Compensation Committee, currently consisting of Murray K. McComas, Thomas P. McKeever, Blair T. Smoulder, and John E. Zawacki recommends policies and levels of compensation for non-executive officers. In addition, the Employee Stock Purchase Plan Committee, currently consisting of Robert W. Blair, John O. Hanna, and Gerald A. Huber, administers the Company's Employee Stock Purchase Plan.

     During 1997, the Board of Directors held nine meetings. The Executive Committee held nineteen meetings, and the Employee Stock Purchase Plan Committee met once. The Executive Officer Compensation Committee held three meetings, and the Audit Committee held two meetings. The Executive Payroll Compensation Committee met seven times in 1997. Each nominee for election to the

Board of Directors attended more than 75 percent of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he served (during the periods that he served).

COMPENSATION OF DIRECTORS

     In 1997, non-management members of the Board of Directors each received an annual retainer of a stock grant of 500 shares of the Company's Common Stock for transfer on April 15, 1997 and a cash grant equal to the value of 500 shares of the Company's Common Stock calculated as of the close of business on April 15, 1997. The aggregate value of this April 15, 1997 cash grant was $22,125. In 1997, non-management members also received compensation in the amount of $750 for each meeting of the Board of Directors attended and $400 for each meeting attended of each of the Committees of the Board of Directors. Management members of the Board of Directors are not compensated for attending meetings of the Board of Directors or its Committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Officer Compensation Committee consists of Robert W. Blair, John O. Hanna, Gerald A. Huber, and Craig N. Johnson. The Employee Stock Purchase Plan Committee consists of Robert W. Blair, John O. Hanna, and Gerald
A. Huber. Mr. Hanna, Mr. Huber and Mr. Johnson are non-management directors of the Company. Mr. Robert W. Blair was a Vice President and Executive Vice President of the Company in 1989 and 1990, respectively, but he has not served as a Company employee since that time. Although not an appointed member of the Executive Officer Compensation Committee, Murray K. McComas, the Company's President, participated in the evaluation and discussion of appropriate salary levels for all executive officers other than himself and Mr. Blair T. Smoulder, Executive Vice President, at the request of the Executive Officer Compensation Committee.

                       COMPENSATION COMMITTEE REPORTS ON
                         EXECUTIVE OFFICER COMPENSATION

     For fiscal year 1997, decisions on compensation for executive officers of the Company were made by the Executive Officer Compensation Committee and the Employee Stock Purchase Plan Committee. In accordance with the rules of the Securities and Exchange Commission (the "SEC") designed to enhance disclosure of policies with respect to executive compensation, set forth below are reports submitted by these committees addressing the Company's compensation policies with respect to executive officers for fiscal year 1997.

Report of the Executive Officer Compensation Committee

     The Executive Officer Compensation (the "EOC") Committee of the Board of Directors is responsible for salary levels and bonuses for all officers of the Company deemed by the Board of Directors to be within the SEC's definition of "executive officer", i.e., a company's president, any vice president in charge of a principal business unit, division or function or any other officer or person who performs similar policymaking functions for the Company. The minutes of meetings of the EOC Committee at which compensation decisions are reached are acknowledged and approved by the full Board of Directors of the Company.

     The EOC Committee's decisions on salary levels for executive officers ultimately were subjective, based on consideration of a number of factors. No one factor was determinative of the salary level of any of the executive officers. Moreover, the EOC Committee did not weigh any one factor against any other in a way that makes it possible to assign a numerical value to the weight of any factor in the determination of the salaries of the executive officers.

     Murray K. McComas, the Chairman and President of the Company, participated in the evaluation and discussion of appropriate salary levels for all executive officers other than himself and the Company's Executive Vice President, Mr. Blair T. Smoulder. Mr. McComas did not participate in the discussion when the EOC Committee evaluated him and determined his salary level and the salary level of Mr. Smoulder.

     On June 11, 1997, the EOC Committee approved a new schedule for the establishment of base salaries for the Company's executive officers which places a greater emphasis on incentive or at-risk compensation. This new base salary schedule is consistent with the recommendations of the Corporation's Salary Review Task Force Committee and Towers Perrin, compensation consultants, which conducted a review of compensation for the Company's exempt employees, inclusive of all executive officers. The compensation review, which included a comparative analysis of the Company's salary plan with the compensation plans of companies of comparable size or business focus, revealed that, although the Company's plan was generally competitive with the compensation plans of peer companies, the Company's total compensation was much more heavily weighted towards base salary, rather than bonuses or other incentive-based awards, particularly at the executive officer level.

     Due in part to those conclusions, the EOC Committee adopted on June 11, 1997 a new schedule for base salary increases under which a job grade is assigned to each executive officer depending on his responsibilities. Compensation ranges were established for these levels through a review process that included an analysis of both proxy statements and compensation surveys of related position responsibilities among similar industries, as well as the regional market, provided by Towers Perrin. Individual salaries were determined by the person's job grade, experience and individual performance. None of the Company's five most highly compensated executive officers received a base salary increase with respect to 1997. In view of the former imbalance in the Company's salary plan, the new salary schedule requires that all executive officers exceeding the "Base Salary Range" have their salaries reduced to fall within the range of their respective job levels over a 3-year period from 1998-2000. Accordingly, Mr. McComas advised the committee that in 1997 annual salary adjustments for executive officers would range from 0% (for those currently exceeding the range) to 10% for those who had recently received significant promotions or increases in responsibility. All salary increases proposed were within the range of the new salary structure. Nine of the sixteen executive officers of the Company (including all five of the most highly compensated executive officers) begin a base-salary reduction process in April, 1998.

     The EOC Committee's decisions with respect to bonuses for executive officers in 1997 were made in accordance with the executive officer bonus schedule established and approved by the Committee on December 16, 1993. On December 31, 1996, the EOC Committee reviewed and approved the bonus schedule for fiscal year 1997. Under the bonus schedule, executive officers may receive bonuses equal to a percentage of their salary income for the year. The percentage is dependent upon the range of the Company's after-tax net income for the year. The base payout goal is $25,000,000, such that no bonuses are received unless the Company's after-tax net income equals or exceeds this figure. If the Company's after-tax net income falls within a higher range, the executive officers receive a larger bonus.

     In fiscal year 1996, the Company had net income of $14,726,221, and, as a result, the Company's executive officers did not earn or receive bonuses with respect to 1996.

     The EOC Committee decided to maintain the same payout goal and award levels for executive officer bonuses in fiscal year 1997 as in fiscal year 1996. Because the Company had net income of $13,253,928 in fiscal year 1997, the Company's executive officers also did not earn or receive bonuses with respect to 1997.

     In 1996, the Company retained Towers Perrin to conduct a comprehensive salary and compensation study for all exempt employees, including executive officers. As a further part of their above-referenced compensation study, Towers Perrin has provided to the Company options and recommendations for enhanced incentive pay opportunities for the Company's executive officers that are more consistent with industry practice. The Board of Directors intends to implement new incentive bonus arrangements in 1998 utilizing such options and recommendations.

                                       MEMBERS OF THE EXECUTIVE OFFICER
                                       COMPENSATION COMMITTEE

                                       Gerald A. Huber (Chairman)
                                       Robert W. Blair
                                       John O. Hanna
                                       Craig N. Johnson

Report of the Employee Stock Purchase Plan Committee

     Awards under the Company's Employee Stock Purchase Plan (the "Plan") are the responsibility of the Employee Stock Purchase Plan ("ESPP") Committee. The ESPP Committee is made up of directors who have not, within one year, been granted rights to purchase shares pursuant to the Plan. Decisions of the ESPP Committee are final and binding on the Company.

     Awards under the Plan are designed primarily to recognize the contributions of individual key employees to the Company's performance and to align the interests of management and stockholders. For many years, the Company has endorsed the view that management and key employees of the Company should be stockholders of the Company so that they will be motivated to increase stockholder value. This policy is implemented through the award, to selected employees of the Company, of rights to purchase shares of the Company's Common Stock under the Plan. Awards ordinarily are made once each year.

     The ESPP Committee selects employees to receive awards under the Plan (based, in part, on recommendations of the Company's executive officers and department heads as to employees who are not executive officers), determines the number of shares subject to the award, and chooses the price at which shares will be made available for purchase under the Plan. Because the price paid to purchase the stock under the grant is below fair market value and is paid out of dividends earned on the purchased shares, the price at which the shares are sold directly affects the degree to which grants under the Plan serve as incentive compensation for future performance rather than as bonuses for past performance. Moreover, since dividends reflect corporate earnings, as earnings increase, dividends likely increase and the purchaser is more likely to be vested sooner with full ownership rights to such shares.

     Many factors, both objective and subjective, were considered by the ESPP Committee before making grants in 1997, including, but not limited to, the Company's financial performance, the historic responsibilities and performance of individual employees, the future potential value of the employees to the Company, prior grants to the employee, and the employee's current vested and unvested ownership of the Company's Common Stock. There is no direct correlation between regular salary and awards under the Plan. No award was specifically tied to any one measure of performance or factor, and the ESPP Committee did not assign relative weights to the factors it considered in a way that would make it possible to assign a numerical value to the weight of any factor. Full ownership of the shares ordinarily does not vest, however, until they are fully paid for out of corporate dividends. The Company's dividend level can thus affect the full vesting of the shares, and the market price of the shares in large part determines the value of the grant to an individual employee.

     In fiscal year 1997, the ESPP Committee awarded grants under the Plan for the purchase of an aggregate of 49,600 shares of the Company's Common Stock to 99 of the Company's employees, 14 of whom were executive officers of the Company. No executive officer participated in the Plan in 1996. Awards for all employees ranged from 250 shares to 3,000 shares, with 1,264 being the average number of shares sold to the Company's executive officers. The purchase price for all shares sold under the Plan in 1997 was $7.50 per share, at a time when the Company's Common Stock was trading at $14.625 per share, or approximately 51% of the market value of the Company's Common Stock at the date of purchase. Over the past several years, the purchase price for stock awarded pursuant to the Plan has been approximately one-third of market value at the time of grant.

     Mr. McComas, the Company's Chief Executive Officer, received a grant of 3,000 shares, having a value of $21,375 by reason of the difference between the price paid and the fair market value of the stock at the time of purchase. While the ESPP Committee's decision with respect to Mr. McComas' grant was a subjective one, it was not based on any one factor or any weighing of one factor against another. Mr. McComas's award criteria were the same as those of other executive officers. The ESPP Committee was of the view that the combination of Mr. McComas's strong leadership of the Company and the need to further provide him incentive to continue his history of exemplary leadership warranted a grant of that size.

                                       MEMBERS OF THE EMPLOYEE STOCK
                                       PURCHASE PLAN COMMITTEE

                                       Robert W. Blair (Chairman)
                                       John O. Hanna
                                       Gerald A. Huber

                               PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the AMEX Market Value Index and the S&P Retail Composite Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

         Among Blair Corporation Common Stock, AMEX Market Value Index
                        and S&P Retail Composite Index**


                                    [CHART]

                                   1/1/93      1993      1994      1995      1996      1997
                                   ------      ----      ----      ----      ----      ----
Blair Corporation                   100         81        80        68        43        40
AMEX Market Value Index             100        120       109       137       146       171
S&P Retail Stores Composite Index   100         96        88        98       116       167


Assumes $100 invested on January 1, 1993 in Blair Corporation Stock, AMEX Market Value Index and S&P Retail Composite Index.

 * Total return assumes reinvestment of dividends.

** Fiscal year ending December 31.

     The closing price of the Company's Common Stock on the American Stock Exchange on March 11, 1998, was $23.00.

              APPROVAL, ADOPTION AND RATIFICATION OF THE COMPANY'S
               STOCK ACCUMULATION AND DEFERRED COMPENSATION PLAN

     On December 17, 1997, the Company's Board of Directors adopted the Company's Stock Accumulation and Deferred Compensation Plan for Directors (the "Director's Plan"), the text of which is set forth as Exhibit A to the Proxy Statement, subject to approval by the stockholders of the Company at the 1998 Annual Meeting of the Company's stockholders. Subject to shareholder approval of the Director's Plan, the Board of Directors approved the effective date of the Director's Plan as December 17, 1997.

     The purpose of the Director's Plan is to further align the interests of members of the Board of Directors of the Company who are not employees with those of the Company's stockholders generally through a grant of common stock of the Company (the "Stock") receipt of which Stock, together with other compensation for services performed as directors, may be deferred. The Director's Plan is administered by the Executive Payroll Compensation Committee of the Board of Directors or other officers or directors who are not eligible to participate in the Director's Plan.

     The class of persons who are eligible to participate in the Director's Plan are those members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries or affiliates. At this time, only four directors are not employees of the Company or any of its subsidiaries or affiliates and thus are eligible to participate in the Director's Plan.

     Under the Director's Plan, each eligible director shall be awarded an annual stock grant of not more than 1,000 shares of Stock following his election to the Board of Directors at the annual meeting of the stockholders, the amount of shares to be established each year by the Board of Directors. In addition, under the Director's Plan, a director may irrevocably elect to defer, until a specified year or the cessation of his service as a director of the Company, the receipt of all Stock granted and/or the payment of all or a specified part of all annual retainer and committee and meeting fees payable to the director for services as a director during the calendar year following his election and succeeding calendar years.

     Fees deferred in the form of cash shall be held in the general funds of the Company, shall be credited to an account in the name of each eligible participating director and shall receive interest quarterly at the rate of interest in effect on the immediately preceding March 31 with respect to the Interest Income Fund of the Company's Profit Sharing and Savings Plan (or at such other rate as may be specified by the Committee from time to time).

     The Company is not required to reserve or otherwise set aside shares of its authorized and unissued or treasury common stock for the payment of its obligation under the Director's Plan, but shall make available as and when required a sufficient number of shares of Common Stock to meet the needs of the Director's Plan. Stock granted to the eligible directors to be deferred in the form of stock units shall be allocated to each director's account based on the closing price of the Company's Common Stock as reported on the Composite Tape of the American Stock Exchange on the effective date of the Stock grant. Unless otherwise determined by the Board of Directors, the Director's Plan shall be unfunded and shall not create (or be construed to create) a trust or separate fund or funds.

     As described above, the stock grant is to be determined by the Company's Board of Directors. No stock has been granted under the Director's Plan, nor are any such grants now determinable. Thus, it is not possible to predict the benefits or amounts that will be received by or allocated to the eligible directors.

     The Board of Directors of the Company reserves the right to modify the Director's Plan from time to time, or to repeal the Director's Plan entirely, provided, however, that (1) no modification of the Director's Plan shall operate to annul an election already in effect for the current calendar year or any preceding calendar year, and (2) to the extent required under Section 16 of the Securities Exchange Act of 1934, Director's Plan provisions relating to the amount, price and timing of stock grants shall not be amended more than once every fiscal year, except that the foregoing shall not preclude any amendment necessary to conform to changes in the Internal Revenue Code or the Employee Retirement Income Security Act.

     The Board of Directors recommends the approval, adoption and ratification of the Company's Stock Accumulation and Deferred Compensation Plan.

            APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Another purpose of the meeting is to ratify the reappointment by the Board of Directors of the firm of Ernst & Young LLP as independent certified public accountants to examine the financial statements and to perform the annual audit for the Company for the year December 31, 1998, such appointment to continue at the pleasure of the Board of Directors.

     A resolution calling for the ratification of the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions.

     The Board of Directors recommends ratification of the appointment of Ernst & Young LLP.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting other than the matters that are set forth in the Notice of the Annual Meeting of Stockholders that accompanies this Proxy Statement and are described herein. In the event that any such matters do come properly before the meeting, it is intended that the persons named in the form of proxy solicited by the Board of Directors will vote all proxies in accordance with their best judgment.

RECEIPT OF STOCKHOLDER PROPOSALS

     Any stockholder proposals which are to be presented for action at the 1999 Annual Meeting of Stockholders must be received by David A. Blair, Secretary, Blair Corporation, 220 Hickory Street, Warren, Pennsylvania 16366, no later than November 19, 1998.

EXPENSE OF SOLICITATION OF PROXIES

     The cost of soliciting proxies by means of this Proxy Statement will be borne by the Company. The Company may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy solicitation material to the beneficial owners of the Company's Common Stock and may reimburse them for their expenses in doing so.

                                                       DAVID A. BLAIR
                                                                 Secretary

                                   EXHIBIT A

                     BLAIR STOCK ACCUMULATION AND DEFERRED
                        COMPENSATION PLAN FOR DIRECTORS

1. PURPOSE OF THE PLAN

     The purpose of the Blair Stock Accumulation and Deferred Compensation Plan for Directors (the "Plan") is (1) to further the identity of interests of members of the Board of Directors of Blair Corporation (the "Company") with those of the Company's stockholders generally through the grant of common stock of the Company (the "Stock") and (2) to permit Directors to defer the payment of all or a specified part of their compensation, including any grant of Stock by the Company, for services performed as Directors.

2. ELIGIBILITY

     Members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates shall be eligible to receive grants of Stock under the Plan. Members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates shall be eligible under this Plan to defer compensation for services performed as Directors.

3. ADMINISTRATION AND AMENDMENT

     The Plan shall be administered by the Executive Payroll Compensation Committee of the Board of Directors or such other officers or Directors of the Company not eligible under Article 2 hereof for participation in the Plan who are selected by the Board of Directors (the "Committee"). The decision of the Committee with respect to any questions arising as to the administration, construction or interpretation of this Plan, including the severability of any and all of the provisions thereof, shall be final, conclusive and binding. The Board of Directors of the Company reserves the right to modify the Plan from time to time, or to repeal the Plan entirely, provided, however, that (1) no modification of the Plan shall operate to annul an election already in effect for the current calendar year or any preceding calendar year; and (2) to the extent required under Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), Plan provisions relating to the amount, price and timing of stock grants and options shall not be amended more than once every fiscal year, except that the foregoing shall not preclude any amendment necessary to conform to changes in the Internal Revenue Code or the Employee Retirement Income Security Act.

     The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations as it deems appropriate for the proper administration of the Plan, and to make such determinations and take such steps in connection therewith as it deems necessary or advisable.

4. COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT/CHANGE IN LAW

     It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act, or its successor, and any regulations promulgated thereunder. If any provision of this Plan is found not to be in compliance with such rule and regulations, the provision shall be deemed null and void, and the remaining provisions of the Plan shall continue in full force and effect. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

     The Board of Directors may, in its sole discretion, at any time modify the terms and conditions of this Plan in response to and consistent with any changes in applicable law, rule or regulation.

5. ANNUAL STOCK GRANT

     Effective with the 1998 Annual Meeting and annually thereafter, each Director eligible under Article 2 hereof shall be awarded an annual grant of not more than one thousand (1,000) shares of Stock following his/her election to the Board of Directors at the Annual Meeting of Stockholders, the number of shares to be established each year by the Board of Directors. A Director elected to the Board at a time other than at the Annual Meeting shall receive a grant of Stock on the date such person becomes an eligible Director equal to the number of shares determined by the Board of Directors as the annual grant for that year prorated for the number of whole or partial months of service during such year when such person serves as a Director.

6. ELECTION TO DEFER

     On or before December 31 of any year, commencing with 1997, a Director may irrevocably elect to defer, until a specified year or the cessation of his service as a Director of the Company, the receipt of all Stock granted under
Article 5 hereof and/or the payment of all or a specified part of all annual retainer and committee and meeting fees payable to the Director for services as a Director during the calendar year following the election and succeeding calendar years , provided, however, that Stock may only be deferred in full (and not in part) with respect to any annual grant of Stock pursuant to Article 5 hereof. When such an election is filed, the Director shall designate in his election as to the particular year or years the amount of fees and/or Stock to be deferred and to be credited pursuant to Article 7 hereof. Any person who shall become a Director during any calendar year, and who was not a Director of the Company on the preceding December 31, may elect, within thirty days after election to the Board, to defer in the same manner the receipt of all Stock granted under Article 5 of this Plan and/or the payment of all or a specified part of fees not yet earned for the remainder of that calendar year and for succeeding calendar years. Elections shall be made by written notice delivered to the Secretary of the Company.

7. DIRECTORS' ACCOUNTS

     Fees deferred in the form of cash shall be held in the general funds of the Company and shall be credited to an account in the name of each eligible participating Director. On the first business day of each quarter, interest shall be credited to each account calculated on the basis of the cash balance in each account on the last business day of the preceding quarter at the rate of interest in effect on the immediately preceding March 31 with respect to the Company's Profit Sharing and Saving Plan's Interest Income Fund (or at such other rate as may be specified by the Committee from time to time). Stock granted under Article 5 to be deferred in the form of stock units shall be allocated to each Director's account based on the closing price of the Company's common stock as reported on the Composite Tape of the American Stock Exchange ("Stock Price") on the effective date of the Stock grant. The Company shall not be required to reserve or otherwise set aside shares of its authorized and unissued or treasury common stock for the payment of its obligations hereunder, but shall make available as and when required a sufficient number of shares of common stock to meet the needs of the Plan. Unless otherwise determined by the Board of Directors, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or any participant or other individual. To the extent any individual holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured general creditor of the Company. An amount equal to any cash dividends (or the fair market value of dividends paid in property other than dividends payable in common stock of the Company) payable on the number of shares represented by the number of stock units in each Director's account will be allocated to each Director's account, in cash, on the dividend payment date. Any stock dividends payable on such number of shares will be allocated in the form of stock units. If adjustments are made to outstanding shares of common stock as a result of split-ups, recapitalizations, mergers, consolidations and the like, an appropriate adjustment will also be made in the number of stock units in a Director's account. Stock units shall not entitle any person to rights of a stockholder unless and until shares of Company common stock have been issued to that person with respect to stock units as provided in Article 8.

8. PAYMENT FROM DIRECTORS' ACCOUNTS

     The aggregate amount of Stock granted under Article 5 which has been deferred and deferred fees, together with interest and dividend equivalents accrued thereon, shall be paid in the year specified by the Director or, unless otherwise specified, in the year after a Director ceases to be a Director of the Company. Amounts deferred shall be paid in a lump sum or, if the Director elects, in substantially equal annual installments over a period not to exceed five (5) years as specified by the Director. The delivery election must be made by written notice delivered to the Secretary of the Company prior to the deferral date specified by the Director or the date he ceases to be a Director, as the case may be, and the first installment (or lump sum payment ) shall be paid promptly at the beginning of the following calendar year. Subsequent installments shall be paid promptly at the beginning of each succeeding calendar year until the entire amount credited to the Director's account shall have been paid. In the event that installments are designated in the delivery election, the cash amount remaining in the Director's account shall continue to bear interest in accordance with the provisions of Article 7 hereof. Amounts credited to a Director's account in cash shall be paid in cash and amounts credited in stock units shall be paid in one share of common stock of the Company for each stock unit, except that a cash payment will be made with any final installment for any fraction of a stock unit remaining in the Director's account. Such fractional share will be valued at the closing Stock Price on the date of settlement.

9. PAYMENT IN EVENT OF DEATH

     A Director may file with the Secretary of the Company a written designation of a beneficiary for his or her account under the Plan on such form as may be prescribed by the Committee, and may, from time to time, amend or revoke such designation. If a Director should die before all deferred amounts credited to the Director's account have been distributed, the balance of any deferred Stock and fees and interest and dividend equivalents then in the Director's account shall be paid promptly to the Director's designated beneficiary. If the Director did not designate a beneficiary, or in the event that the beneficiary designated by the Director shall have predeceased the Director, the balance in the Director's account shall be paid promptly to the Director's estate.

10. TERMINATION OF ELECTION

     A Director may terminate his/her election to defer payment of fees in cash or stock units by written notice delivered to the Secretary of the Company. Termination shall become effective as of the end of the calendar year in which notice of termination is given with respect to fees payable for services as a Director during subsequent calendar years. Amounts credited to the account of a Director prior to the effective date of termination shall not be affected thereby and shall be paid only in accordance with Articles 7 and 8 hereof.

11. NONASSIGNABILITY

     During the Director's lifetime, the right to any deferred Stock or fees including interest and dividend equivalents thereon shall not be transferable or assignable.

12. SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

13. GOVERNING LAW

     The validity and construction of the Plan shall be governed by the laws of the State of Delaware.

14. EFFECTIVE DATE

     This Plan shall become effective as of December 17, 1997, provided it is approved by stockholders at the Company's 1998 Annual Meeting, and shall continue in full force and effect until terminated by the Board of Directors.

                                  Please mark
                                 your votes as    [  X  ]
                                  indicated in
                                  this example




The Board recommends a vote FOR the election of the nominees listed in Item I.



                                                         Vote for all nominees listed               WITHHOLD AUTHORITY
                                                           below (except as shown                     to vote for all
                                                           below to the contrary)                  nominees listed below
I. ELECTION OF DIRECTORS:
   Nominees:
   David A. Blair       Murray K. McComas
   Robert W. Blair      Thomas P. McKeever
   Steven M. Blair      Michael J. Samargya
   Robert D. Crowley    Kent R. Sivillo
   John O. Hanna        Blair T. Smoulder
   Gerald A. Huber      John E. Zawacki
   Craig N. Johnson


(Instructions: To withhold authority to vote for any INDIVIDUAL NOMINEES write the nominee's name on the line provided below:)

----------------------------------------------------

The Board recommends a vote FOR the approval, adoption and ratification of the Company's Stock Accumulation and Deferred Compensation Plan in Item II.

                                           FOR          AGAINST          ABSTAIN

II.  APPROVAL, ADOPTION AND RATIFICATION   [    ]        [    ]            [    ]
     OF THE COMPANY'S STOCK ACCUMULATION
     AND DEFERRED COMPENSATION PLAN:



The Board recommends a vote FOR the ratification of Ernst & Young LLP as auditors in Item III.




                                            FOR          AGAINST          ABSTAIN

III. RATIFICATION OF ERNST & YOUNG LLP      [    ]        [    ]            [    ]
             AS AUDITORS:



The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.


Signature(s)

______________________________________________    Date _______________ , 1998

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.


                           FOLD AND DETACH HERE


                                     BLAIR(R)
                           WARREN, PENNSYLVANIA 16366
                          QUALITY AND VALUE SINCE 1910


PROXY

                     THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF BLAIR CORPORATION

     The undersigned hereby appoints Murray K. McComas, David A. Blair, and
Kent R. Sivillo, and each of them with power of substitution in each, as proxies to represent the undersigned at the annual meeting of the stockholders of Blair Corporation, to be held at the Knights of Columbus Building, 219 Second Avenue, Warren, Pennsylvania on Tuesday, April 21, 1998 at 11:00 A.M. and at any adjournments thereof, to vote the same number of shares and as fully as the undersigned would be entitled to vote if then personally present in the manner directed by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN ITEM I, FOR THE APPROVAL, ADOPTION AND RATIFICATION OF THE COMPANY'S STOCK ACCUMULATION AND DEFERRED COMPENSATION PLAN IN ITEM II, AND FOR THE RATIFICATION OF AUDITORS IN ITEM III; AND THE PROXIES ARE AUTHORIZED, IN ACCORDANCE WITH THEIR JUDGMENT, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.


                             FOLD AND DETACH HERE


                         BLAIR CORPORATION HEADQUARTERS
                               220 Hickory Street
                              Warren, Pennsylvania